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                                                                   Exhibit 10.1

                         RECKSON ASSOCIATES REALTY CORP.
                             2005 STOCK OPTION PLAN

ARTICLE 1. GENERAL

      1.1. Purpose. The purpose of the Reckson Associates Realty Corp. 2005 Stock Option Plan (the "Plan") is to provide for certain officers, directors and employees of Reckson Associates Realty Corp. (the "Company") and certain of its Affiliates (as defined below) an equity-based incentive to maintain and enhance the performance and profitability of the Company. It is the further purpose of this Plan to permit the granting of awards that will constitute performance based compensation for certain executive officers, as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

      1.2. Administration.

      (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which Committee shall consist of two or more directors, or by the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Act")), "outside directors" (within the meaning of Code Section 162(m)) and "independent directors" (within the meaning of Section 303A of the Listed Company Manual of the New York Stock Exchange, Inc.); however, the mere fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

      (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Plan Agreements (as defined below) executed pursuant to the Plan, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan and (vi) to delegate to the Company's Chief Executive Officer (the "Proper Officer") its authority to grant awards under the Plan to employees, excluding those employees who are executive officers ("Non-Executive Officers"), provided that (a) the aggregate number of shares of Common Stock and/or OP Units granted to any Non-Executive Officer during any calendar year shall not exceed an aggregate of 100,000 shares and/or units and (b) the Proper Officer shall report annually to the Committee regarding the material terms of awards granted to any Non-Executive Officers.

      (c) The determination of the Committee on all matters relating to the Plan or any Plan Agreement shall be conclusive.

      (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

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      (e) Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case, the term Committee as used herein shall be deemed to mean the Board.

      1.3. Persons Eligible for Awards. Awards under the Plan may be made to such officers, directors and employees of the Company or its Affiliates as the Committee shall from time to time in its sole discretion select. No member of the Board who is not an officer or employee of the Company or an Affiliate (an "Independent Director") shall be eligible to receive any Awards under the Plan, except for restricted stock and/or restricted stock unit awards granted (i) automatically or (ii) at the discretion of the Committee under the provisions of
Article 5 of the Plan.

      1.4. Types of Awards Under Plan.

      (a) Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) restricted stock awards, (iii) unrestricted stock awards, (iv) restricted stock unit awards and (v) LTIP Unit awards, all as more fully set forth in Articles 2 and 3. The Committee also may grant such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as are deemed by the Committee to be consistent with the purposes of the Plan. Grants made under the Plan may also be made in lieu of cash fees otherwise payable to Directors of the Company or cash bonuses payable to employees of the Company or any Affiliate.

      (b) Options granted under the Plan may be either (i) "nonqualified" stock options ("NQSOs") or (ii) options intended to qualify for incentive stock option treatment described in Code Section 422 ("ISOs").

      (c) All options when granted are intended to be NQSOs, unless the applicable Plan Agreement explicitly states that the option is intended to be an ISO. If an option is intended to be an ISO, and if for any reason such option (or any portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a NQSO appropriately granted under the Plan provided that such option (or portion) otherwise meets the Plan's requirements relating to NQSOs.

      1.5. Shares/Units Available for Awards.

      (a) Subject to Section 4.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock and/or OP Units with respect to which awards may be granted under the Plan, shall equal the excess (if any) of an aggregate of 2,000,000 shares of Common Stock and/or OP Units, over (i) the number of shares of Common Stock and/or OP Units subject to outstanding awards, (ii) the number of shares and/or units in respect of which options have been exercised, grants of restricted or unrestricted Common Stock, LTIP Units or restricted stock units have been made pursuant to the Plan and (iii) the number of shares and/or units issued subject to forfeiture restrictions which have lapsed. In any calendar year, a person eligible for awards under the Plan may not be granted options under the Plan covering a total of more than 250,000 shares of Common Stock.


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      In accordance with (and without limitation upon) the preceding sentence, awards may be granted in respect of the following shares of Common Stock and/or OP Units: shares covered by previously-granted awards that have expired, terminated or been cancelled for any reason whatsoever (other than by reason of exercise or vesting).

      (b) Shares of Common Stock and/or OP Units that shall be subject to issuance pursuant to the Plan shall be authorized and unissued or treasury shares of Common Stock or OP Units, or shares of Common Stock purchased on the open market or from stockholders of the Company for such purpose, or OP Units purchased from unitholders of Reckson Operating Partnership, L.P. (the "Operating Partnership"), the Company's operating partnership, for such purpose.

      1.6. Definitions of Certain Terms.

      (a) The term "Affiliate" as used herein means the Operating Partnership, Reckson FS Limited Partnership, RANY Management Group, Inc., Reckson Finance, Inc., Reckson Management Group, Inc., Reckson Construction Group, Inc., Reckson Construction Group New York Inc., Reckson Construction & Development, LLC, Metropolitan Partners LLC, any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, or any other person or entity as subsequently approved by the Board.

      (b) The term "Cause" shall mean a finding by the Committee that the recipient of an award under the Plan has (i) acted with gross negligence or willful misconduct in connection with the performance of his or her material duties to the Company or its Affiliates; (ii) defaulted in the performance of his or her material duties to the Company or its Affiliates and has not corrected such action within 15 days of receipt of written notice thereof; (iii) willfully acted against the best interests of the Company or its Affiliates, which act has had a material and adverse impact on the financial affairs of the Company or its Affiliates; or (iv) been convicted of a felony or committed a material act of common law fraud against the Company, its Affiliates or their employees and such act or conviction has, or the Committee reasonably determines will have, a material adverse effect on the interests of the Company or its Affiliates.

      (c) The term "Common Stock" as used herein means the shares of common stock of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split up, combination, exchange of shares or the like.

      (d) The "fair market value" (or "FMV") as of any date and in respect of any share of Common Stock shall be:

          (i) if the Common Stock is listed for trading on the New York Stock Exchange, the closing price, regular way, of the Common Stock as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or

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          (ii) if the Common Stock is not so listed but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market System ("NASDAQ/NMS"), the closing price, regular way, of the Common Stock on such exchange or NASDAQ/NMS, as the case may be, on which the largest number of shares of Common Stock have been traded in the aggregate on the preceding twenty trading days, or if no such reported sale of the Common Stock shall have occurred on such date on such exchange or NASDAQ/NMS, as the case may be, on the preceding date on which there was such a reported sale on such exchange or NASDAQ/NMS, as the case may be; or

          (iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported.

      (e) The term "LTIP Unit" shall mean an OP Unit, granted to a grantee pursuant to Article 3, that is subject to the restrictions set forth in such Article.

      (f) The term "OP Unit" shall mean a unit of partnership interest in the Operating Partnership.

      (a) The term "Restricted Period" shall mean, in relation to shares of restricted stock, restricted stock units, LTIP Units or Common Stock received upon the exercise of options, the period determined by the Committee, during which restrictions on the transferability of such shares of restricted stock, restricted stock units, LTIP Units or Common Stock received upon the exercise of options are in effect.

      (g) The term "restricted stock unit" shall mean a right, granted to a grantee pursuant to Article 3, to receive either (i) an amount in cash equal to the FMV of one share of Common Stock or (ii) one share of Common Stock, as provided by the Committee at the time of grant.

      1.7. Agreements Evidencing Awards.

      (a) Option, restricted stock, LTIP Unit and restricted stock unit awards granted under the Plan shall be evidenced by written agreements. Any such written agreements shall (i) contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole discretion deem necessary or desirable and (ii) be referred to herein as "Plan Agreements."

      (b) Each Plan Agreement shall set forth the number of shares of Common Stock or OP Units, as applicable, subject to the award granted thereby.

      (c) Each Plan Agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. The option exercise price per share shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted.

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ARTICLE 2. STOCK OPTIONS

      2.1. Option Awards.

      (a) Grant of Stock Options. The Committee may grant options to purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

      (b) Dividend Equivalent Rights. To the extent expressly provided by the Committee at the time of the grant, each NQSO granted under this Section 2.1 shall also generate Dividend Equivalent Rights ("DERs"), which shall entitle the grantee to receive an additional share of Common Stock for each DER received upon the exercise of the NQSO, at no additional cost, based on the formula set forth herein. As of the last business day of each calendar quarter, the amount of dividends paid by the Company on each share of Common Stock with respect to that quarter shall be divided by the FMV per share to determine the actual number of DERs accruing on each share subject to the NQSO. Such amount of DERs shall be multiplied by the number of shares covered by the NQSO to determine the number of DERs which accrued during such quarter. The provisions of this Section 2.1(b) shall not be amended more than once every six months other than to comport with changes in applicable law.

      For example. Assume that a grantee holds a NQSO to purchase 600 shares of Common Stock. Further assume that the dividend per share for the first quarter was $0.10, and that the FMV per share on the last business day of the quarter was $20. Therefore, .005 DER would accrue per share for that quarter and such grantee would receive three DERs for that quarter (600 X .005). For purposes of determining how many DERs would accrue during the second quarter, the NQSO would be considered to be for 603 shares of Common Stock.

      2.2. Exercisability of Options. Subject to the other provisions of the
Plan:

      (a) Exercisability Determined by Plan Agreement. Each Plan Agreement shall set forth the period during which and the conditions subject to which the option shall be exercisable (including, but not limited to vesting of such options), as determined by the Committee in its discretion.

      (b) Partial Exercise Permitted. Unless the applicable Plan Agreement otherwise provides, an option granted under the Plan may be exercised from time to time as to all or part of the full number of shares for which such option is then exercisable, in which event the DERs relating to the portion of the option being exercised shall also be exercised.

      (c) Notice of Exercise; Exercise Date.

          (i) An option shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 2.4.

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          (ii) Unless the applicable Plan Agreement otherwise provides, or the
          Committee in its sole discretion otherwise determines, the date of exercise of an option shall be the date the Company receives such written notice of exercise and payment.

      2.3. Limitation on Exercise. Notwithstanding any other provision of the Plan, no Plan Agreement shall permit an ISO to be exercisable more than 10 years after the date of grant.

      2.4. Payment of Option Price.

      (a) Tender Due Upon Notice of Exercise. Unless the applicable Plan Agreement otherwise provides or the Committee in its sole discretion otherwise determines, any written notice of exercise of an option shall be accompanied by payment of the full purchase price for the shares being purchased.

      (b) Manner of Payment. Payment of the option exercise price shall be made in any combination of the following:

          (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee);

          (ii) by personal check (subject to collection), which may in the Committee's discretion be deemed conditional;

          (iii) with the consent of the Committee in its sole discretion, by delivery of previously acquired shares of Common Stock owned by the grantee for at least six months having a fair market value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and does not require any Consent (as defined in Section 4.2); and

          (iv) by withholding shares of Common Stock from the shares otherwise issuable pursuant to the exercise.

      (c) Issuance of Shares. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 4.2, deliver to the grantee one or more certificates for the shares of Common Stock so purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

      2.5. Default Rules Concerning Termination of Employment.

      Subject to the other provisions of the Plan and unless the applicable Plan Agreement otherwise provides:

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      (a) General Rule. All options granted to a grantee shall terminate upon the grantee's termination of employment for any reason except to the extent post-employment exercise of the option is permitted in accordance with this
Section 2.5.

      (b) Termination for Cause. All unexercised or unvested options granted to a grantee shall terminate and expire on the day a grantee's employment is terminated for Cause.

      (c) Regular Termination; Leave of Absence. If the grantee's employment terminates for any reason other than as provided in subsection (b), (d) or (f) of this Section 2.5, any awards granted to such grantee which were exercisable immediately prior to such termination of employment may be exercised, and any awards subject to vesting may continue to vest, until the earlier of either: (i) 90 days after the grantee's termination of employment and (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Plan Agreement; provided that the Committee may, in its sole discretion, determine such other period for exercise in the case of a grantee whose employment terminates solely because the grantee's employer ceases to be an Affiliate or the grantee transfers employment with the Company's consent to a purchaser of a business disposed of by the Company. The Committee may, in its sole discretion, determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of the Plan and (ii) the effect, if any, of any such leave on outstanding awards under the Plan.

      (d) Retirement. If a grantee's employment terminates by reason of retirement (i.e., the voluntary termination of employment by a grantee after attaining the age of 55), the options exercisable by the grantee immediately prior to the grantee's retirement shall be exercisable by the grantee until the earlier of (i) 36 months after the grantee's retirement and (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Plan Agreement.

      (e) Death After Termination. If a grantee's employment terminates in the manner described in subsections (c) or (d) of this Section 2.5 and the grantee dies within the period for exercise provided for therein, the options exercisable by the grantee immediately prior to the grantee's death shall be exercisable by the personal representative of the grantee's estate or by the person to whom such options pass under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) 12 months after the grantee's death and (ii) the date on which such options terminate or expire in accordance with the provisions of subsections (c) or (d) of this Section 2.5.

      (f) Death Before Termination. If a grantee dies while employed by the Company or any Affiliate, all options granted to the grantee but not exercised before the death of the grantee, whether or not exercisable by the grantee before the grantee's death, shall immediately become and be exercisable by the personal representative of the grantee's estate or by the person to whom such options pass under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) 12 months after the grantee's death and (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Plan Agreement.

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      2.6. Special ISO Requirements. In order for a grantee to receive special tax treatment with respect to stock acquired under an option intended to be an ISO, (i) the Plan must be approved by the Company's stockholders in accordance with the requirements of Code Section 422(b) and (ii) the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code Section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code Section 424(a) applies. If an option granted under the Plan is intended to be an ISO, and if the grantee, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110% of the fair market value of the Common Stock on the date of such grant and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted.

ARTICLE 3. RESTRICTED STOCK, UNRESTRICTED STOCK, RESTRICTED STOCK UNIT AND LTIP
           UNIT AWARDS

      3.1. Restricted Stock Awards.

      (a) Grant of Awards. The Committee may grant restricted stock awards, alone or in tandem with other awards, under the Plan in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that the grant of any such restricted stock awards may be made in lieu of, or in tandem with, other cash compensation and bonuses. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

      (b) Payment by Grantee. Each Plan Agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such award. If a grantee makes any payment for a restricted stock award which does not vest, appropriate payment may be made to the grantee following the forfeiture of such award on such terms and conditions as the Committee may determine.

      (c) Forfeiture upon Termination of Employment. Unless the applicable Plan Agreement otherwise provides or the Committee otherwise determines, (i) if a grantee's employment terminates for any reason (including death) before all of his or her restricted stock awards have vested, such awards shall terminate and expire upon such termination of employment, and (ii) in the event any condition to the vesting of restricted stock awards is not satisfied within the period of time permitted therefor, such unvested shares shall be returned to the Company.

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      (d) Issuance of Shares. The Committee may provide that one or more certificates representing restricted stock awards shall be registered in the grantee's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the terms and conditions of the Plan and the applicable Plan Agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the grantee until such shares vest or are forfeited, all on such terms and conditions as the Committee may determine. Unless the applicable Plan Agreement otherwise provides, no share of restricted stock may be assigned, transferred, otherwise encumbered or disposed of by the grantee until such share has vested in accordance with the terms of such award (or, if longer, until the completion of the Restricted Period). Subject to the provisions of Section 4.2, as soon as practicable after any restricted stock award shall vest, the Company shall issue or reissue to the grantee (or to the grantee's designated beneficiary in the event of the grantee's death) one or more certificates for the Common Stock represented by such restricted stock award.

      (e) Grantees' Rights Regarding Restricted Stock. Unless the applicable Plan Agreement otherwise provides: (i) a grantee may vote and receive dividends on restricted stock awarded under the Plan; and (ii) any stock received as a distribution with respect to a restricted stock award shall be subject to the same restrictions as such restricted stock.

      3.2. Unrestricted Stock. The Committee may issue unrestricted stock under the Plan, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that the grant of any such unrestricted stock awards may be made in lieu of, or in tandem with other, cash compensation and bonuses.

      3.3. Restricted Stock Unit Awards.

      (a) Grant of Awards. The Committee may grant restricted stock unit awards, alone or in tandem with other awards, under the Plan in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that the grant of any such restricted stock unit awards may be made in lieu of, or in tandem with, other cash compensation and bonuses. The vesting of a restricted stock unit award granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

      (b) Payment by Grantee. Each Plan Agreement with respect to a restricted stock unit award shall set forth the amount (if any) to be paid by the grantee with respect to such award. If a grantee makes any payment for a restricted stock unit award which does not vest, appropriate payment may be made to the grantee following the forfeiture of such award on such terms and conditions as the Committee may determine.

      (c) Forfeiture upon Termination of Employment. Unless the applicable Plan Agreement otherwise provides or the Committee otherwise determines, (i) if a grantee's employment terminates for any reason (including death) before all of his or her restricted stock unit awards have vested, such awards shall terminate and expire upon such termination of employment, and (ii) in the event any condition to the vesting of restricted stock unit awards is not satisfied within the period of time permitted therefor, such unvested restricted stock units shall be returned to the Company.

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      (d) Dividend Equivalent Rights. To the extent expressly provided by the
Committee at the time of grant, each restricted stock unit granted under this
Section 3.3 shall also generate DERs, which shall entitle the grantee to receive, with respect to each such restricted stock unit, a cash amount (or, if the Committee so determines, a number of additional restricted stock units having a value equal to the amount of such dividend payment based on the FMV per share of a share of Common Stock on the date of such additional grant), in the same manner, at the same time and in the same amount paid, as such dividend.

      (e) Restriction on Transfer. No restricted stock unit may be assigned, transferred, otherwise encumbered or disposed of by the grantee until such restricted stock unit has vested in accordance with the term of the award (or, if longer, until the completion of the Restricted Period).

      (f) Payment to Grantee. Once the restricted stock units have vested (or, if longer, following the completion of the Restricted Period), there shall be paid to the grantee, as determined by the Committee, either (1) an amount in cash equal to the FMV per share of one share of Common Stock for each vested restricted stock unit measured on the last trading day of the vesting period (or, if longer, the Restricted Period), or (2) one share of Common Stock for each vested restricted stock unit, free of restrictions. For restricted stock units satisfied in shares of Common Stock, the Company shall issue to the grantee (or to the grantee's designated beneficiary in the event of the grantee's death) one or more certificates for the appropriate number of shares of Common Stock.

      (g) Grantees' Rights Regarding Restricted Stock Units. With respect to restricted stock units satisfied in shares of Common Stock, prior to the settlement of the restricted stock units in shares of Common Stock pursuant to the terms of the Plan Agreement, the grantee shall have no rights as a stockholder of the Company with respect to such restricted stock units or such underlying shares of Common Stock.

      3.4. LTIP Unit Awards.

      (a) Grant of Awards. The Committee may grant LTIP Unit awards, alone or in tandem with other awards, under the Plan in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that the grant of any such LTIP Unit awards may be made in lieu of, or in tandem with, other cash compensation and bonuses. The vesting of an LTIP Unit award granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

      (b) Payment by Grantee. Each Plan Agreement with respect to an LTIP Unit award shall set forth the amount (if any) to be paid by the grantee with respect to such award. If a grantee makes any payment for an LTIP Unit award which does not vest, appropriate payment may be made to the grantee following the forfeiture of such award on such terms and conditions as the Committee may determine.

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      (c) Forfeiture upon Termination of Employment. Unless the applicable Plan
Agreement otherwise provides or the Committee otherwise determines, (i) if a grantee's employment terminates for any reason (including death) before all of his or her LTIP Unit awards have vested, such awards shall terminate and expire upon such termination of employment, and (ii) in the event any condition to the vesting of LTIP Unit awards is not satisfied within the period of time permitted therefor, such unvested LTIP Units shall be returned to the Company.

      (d) Issuance of LTIP Units; Grantee's Rights Regarding LTIP Units. At the time of grant of LTIP Units, one or more certificates representing the appropriate number of LTIP Units granted to a grantee shall be registered in his or her name, but shall be held by the Company for the account of the grantee. Upon the occurrence of certain specified events, and subject to conditions specified in the Plan Agreement, the grantee shall have all rights of a unit holder as to such LTIP Units, including the right to (i) receive distributions and allocations, (ii) redeem the LTIP Units for cash in an amount equal to the FMV of an equal number of OP Units or shares of Common Stock or (iii) convert such LTIP Units into OP Units or shares of Common Stock; provided, however, that
(A) the grantee shall not be entitled to delivery of certificates representing the LTIP Units until the expiration of the Restricted Period; and (B) except as otherwise provided in the Plan Agreement, none of the LTIP Units may be assigned, transferred, otherwise encumbered or disposed of by the grantee during the Restricted Period. Any OP Units, shares of Common Stock or other securities or property received with respect to such LTIP Units shall be subject to the same restrictions as such LTIP Units. Once the LTIP Units have vested (or, if longer, following the completion of the Restricted Period) and all conditions contained in the Plan Agreement or award of LTIP Units and in the Plan have been satisfied, the appropriate number of OP Units shall be delivered to the grantee, free of restrictions, in the form of OP Unit certificates (or, if and to the extent that such units are converted into shares of Common Stock, the Company shall issue to the grantee (or the grantee's designated beneficiary in the event of the grantee's death) one or more certificates for the appropriate number of shares of Common Stock).

ARTICLE 4. MISCELLANEOUS

      4.1. Amendment of the Plan; Modification of Awards.

      (a) Plan Amendments. The Board may, without stockholder approval, at any time and from time to time suspend, discontinue or amend the Plan in any respect whatsoever, except that (i) no such amendment shall impair any rights under any award theretofore made under the Plan without the consent of the grantee of such award, (ii) except as and to the extent otherwise permitted by Section 4.5 or 4.11, no such amendment shall cause the Plan to fail to satisfy any applicable requirement under Rule 16b-3 without stockholder approval, and (iii) to the extent required to meet the requirements of any national securities exchange or system on which the shares of Common Stock are then listed or reported, stockholder approval shall be necessary for any amendment that constitutes a material revision to the Plan.

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

      (b) Award Modifications. Subject to the terms and conditions of the Plan (including Section 4.1(a)), the Committee may amend outstanding Plan Agreements with such grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an award may vest or become exercisable and/or (ii) extend the scheduled termination or expiration date of the award; provided, however, that no modification having a material adverse effect upon the interest of a grantee in an award shall be made without the consent of such grantee; and provided, further, that no amendment may be made to adjust the option exercise price per share specified in a Plan Agreement evidencing a stock option award, unless such adjustment occurs pursuant to Section 4.5, and no award may be cancelled and re-granted to effect a re-pricing.

      4.2. Restrictions.

      (a) Consent Requirements. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine not to make any payment whatsoever until Consent has been given if (i) the Committee may make any payment under the Plan in cash, Common Stock or both, and (ii) the Committee determines that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms.

      (b) Consent Defined. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self regulatory organization or under any federal, state or local law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and
(iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any Affiliate.

      4.3. Nontransferability. No award granted to any grantee under the Plan or under any Plan Agreement shall be assignable or transferable by the grantee other than by will or by the laws of descent and distribution. During the lifetime of the grantee, all rights with respect to any award granted to the grantee under the Plan or under any Plan Agreement shall be exercisable only by the grantee.


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

      4.4. Withholding Taxes.

      (a) Whenever under the Plan shares of Common Stock and/or OP Units are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid under the Plan, the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock and/or OP Units under the Plan.

      (b) Without limiting the generality of the foregoing, (i) a grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Common Stock and/or OP Units owned by the grantee for at least six months (or such other period as the Committee may determine) having a fair market value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock and/or OP Units from the shares or units otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised).

      4.5. Adjustments Upon Changes in Capitalization. If and to the extent specified by the Committee, the number of shares of Common Stock and/or OP Units which may be issued pursuant to awards under the Plan, the maximum number of options which may be granted to any one person in any year, the number of shares of Common Stock and/or OP Units subject to awards, the option exercise price of options theretofore granted under the Plan, and the amount payable by a grantee in respect of an award, shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Common Stock and/or OP Units resulting from the subdivision or combination of shares of Common Stock and/or OP Units or other capital adjustments, or the payment of a stock dividend or unit distribution after the effective date of the Plan, or other change in such shares of Common Stock and/or OP Units effected without receipt of consideration by the Company; provided that any awards covering fractional shares of Common Stock and/or OP Units resulting from any such adjustment shall be eliminated and provided further, that each ISO granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an ISO within the meaning of Code Section 422. Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

      4.6. Right of Discharge Reserved. Nothing in the Plan or in any Plan Agreement shall confer upon any person the right to continue in the employment of the Company or an Affiliate or affect any right which the Company or an Affiliate may have to terminate the employment of such person.


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

      4.7. No Rights as a Stockholder. No grantee or other person shall have any of the rights of a stockholder of the Company with respect to shares or of a unit holder of the Operating Partnership with respect to units, as applicable, subject to an award until the issuance to him or her of a stock certificate for such shares or a certificate evidencing such units, as applicable. Except as otherwise provided in Section 4.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate or unit certificate, as applicable, is issued. In the case of a grantee of an award which has not yet vested, the grantee shall have the rights of a stockholder of the Company or of a unit holder of the Operating Partnership, as applicable, if and only to the extent provided in the applicable Plan Agreement.

      4.8. Nature of Payments.

      (a) Any and all awards or payments hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.

      (b) No such awards and payments shall be considered special incentive payments to the grantee or, unless otherwise determined by the Committee, be taken into account in computing the grantee's salary or compensation for the purposes of determining any benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (ii) any agreement between the Company or any Affiliate and the grantee.

      (c) By accepting an award under the Plan, the grantee shall thereby waive any claim to continued exercisability or vesting of an award or to damages or severance entitlement related to non-continuation of the award beyond the period provided herein or in the applicable Plan Agreement, notwithstanding any contrary provision in any written employment contract with the grantee, whether any such contract is executed before or after the grant date of the award.

      4.9. Non-Uniform Determinations. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan Agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 2.5(c).

      4.10. Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

      4.11. Reorganization.

      (a) In the event that the Company is merged or consolidated with another corporation and, whether or not the Company shall be the surviving corporation, there shall be any change in the shares of Common Stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion, by written notice to a grantee, provide that his or her options will be terminated unless exercised within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice; provided that if, and to the extent that, the Committee takes such action with respect to the grantee's options not yet exercisable, the Committee shall also accelerate the dates upon which such options shall be exercisable. The Committee also may in its discretion by written notice to a grantee provide that all or some of the restrictions on any of the grantee's awards may lapse in the event of a Reorganization Event upon such terms and conditions as the Committee may determine.

      (b) Whenever deemed appropriate by the Committee, the actions referred to in Section 4.11(a) may be made conditional upon the consummation of the applicable Reorganization Event.

      4.12. Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

      4.13. Effective Date and Term of Plan.

      (a) The Plan shall be deemed adopted and become effective upon the approval thereof by the stockholders of the Company.

      (b) The Plan shall terminate 10 years after the date on which it is approved by stockholders, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreement.

      4.14. Governing Law. The Plan shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

ARTICLE 5. RESTRICTED STOCK/RESTRICTED STOCK UNIT AWARDS GRANTED TO
           INDEPENDENT DIRECTORS

      5.1. Automatic Grant of Restricted Stock/Restricted Stock Units. Each Independent Director appointed or elected to the Board for the first time shall automatically be granted (under this Plan or another applicable Company stock option plan) 1,000 shares of restricted stock or 1,000 restricted stock units, as determined by such Independent Director, on his or her date of appointment or election. Each Independent Director who is serving as a Director of the Company on the fifth business day after each annual meeting of stockholders shall, on such day, automatically be granted (under this Plan or another applicable Company stock option plan) either a number of shares of restricted stock or a number of restricted stock units, as determined by such Independent Director, having a fair market value of $20,000 on the date of grant; provided, however, that an Independent Director who is also serving as the lead non-employee director of the Board of Directors as of the fifth business day after such annual meeting shall, on such day, automatically be granted (under this Plan or another applicable Company stock option plan), in lieu of receiving such number of shares or restricted stock units having a fair market value of $20,000 on the date of grant, either a number of shares of restricted stock or a number of restricted stock units, as determined by such Independent Director, having a fair market value of $30,000 on the date of grant; and provided, further that an Independent Director who is appointed or elected to the Board for the first time shall not be eligible to receive restricted stock or restricted stock units, as applicable, pursuant to this sentence for the year of his or her initial appointment or election.

      5.2. Discretionary Grant of Restricted Stock/Restricted Stock Units. The Committee (composed entirely of Independent Directors), in its discretion, may grant additional awards of restricted stock or restricted stock units to the Independent Directors; provided, however, that the total cumulative amount of such awards to Independent Directors under this Plan may not exceed 10% of the shares of Common Stock authorized for grant under this Plan. Any such grant may vary among individual Independent Directors.

      5.3. Vesting; Non-Transferability; Issuance of Shares or Restricted Stock Units

      (a) All shares of restricted stock or restricted stock units granted under this Article 5 shall vest immediately.

      (b) No shares of restricted stock or restricted stock units granted under this Article 5 shall be transferable by an Independent Director while such Independent Director remains a Director of the Company. The shares of restricted stock or restricted stock units granted under this Article 5 shall be transferable, subject to any restrictions imposed by applicable law, by an Independent Director immediately on the date upon which such Independent Director ceases to be a Director of the Company. Restricted stock units granted under this Article 5 shall be settled solely in shares of Common Stock within 30 days of the date upon which such Independent Director ceases to be a Director of the Company. Restricted stock units granted under this Article 5 shall not be settled in cash.

      (c) Where shares of restricted stock are awarded under this Article 5, as soon as practicable after the date of grant, the Company shall register, in the name of each applicable Independent Director, one or more certificates representing the number of shares of restricted stock granted to such Director and bearing the appropriate legend specifying that such shares are not transferable and are subject to the terms and conditions of the Plan.

      5.4. Limited to Independent Directors. The provisions of this Article 5 shall apply only to restricted stock or restricted stock unit awards granted or to be granted to Independent Directors, shall be interpreted as if this Article 5 constituted a separate plan of the Company and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any restricted stock or restricted stock unit award granted under this Plan to a participant who is not an Independent Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Article 5 shall govern the rights and obligations of the Company and Independent Directors respecting restricted stock or restricted stock unit awards granted or to be granted to Independent Directors. The provisions of this Article 5 shall not be amended more than once every six months other than to comport with changes in applicable law.


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